Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

Three Months Ended December			Year-to-Date December
2010	2009	Change	2010	2009	Change

Income Account-
Retail Revenues-
Fuel	$1,297	$1,188	$109	$5,944	$5,285	$659
Non-Fuel	1,891	1,764	127	8,847	8,022	825
Wholesale Revenues	413	394	19	1,994	1,802	192
Other Electric Revenues	150	142	8	589	533	56
Non-regulated Operating Revenues	20	23	(3)	82	101	(19)
Total Revenues	3,771	3,511	260	17,456	15,743	1,713
Fuel and Purchased Power	1,554	1,429	125	7,262	6,426	836
Non-fuel O&M	1,163	1,004	159	4,010	3,526	484
MCAR Litigation Settlement	0	0	0	0	202	(202)
Depreciation and Amortization	376	403	(27)	1,513	1,503	10
Taxes Other Than Income Taxes	208	198	10	869	818	51
Total Operating Expenses	3,301	3,034	267	13,654	12,475	1,179
Operating Income	470	477	(7)	3,802	3,268	534
Other Income, net	29	75	(46)	159	241	(82)
Interest Charges	229	220	9	895	905	(10)
Income Taxes	101	68	33	1,026	896	130
Net Income	169	264	(95)	2,040	1,708	332
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0	65	65	0
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$153	$248	$(95)	$1,975	$1,643	$332

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.